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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): AUGUST 26, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-3473                        95-0862768
(State or other jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
      of incorporation)
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       300 CONCORD PLAZA DRIVE                                 78216-6999
          SAN ANTONIO, TEXAS                                   (Zip Code)
(Address of principal executive offices)




       Registrant's telephone number, including area code: (210) 828-8484



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ITEM 5.  OTHER EVENTS

         On August 26, 2002, Tesoro Petroleum Corporation ("Tesoro") issued a press release (the "Press Release") announcing that Tesoro has entered into an asset purchase agreement with Williams Energy Partners L.P. to sell Tesoro's
Northern Great Plains Products System for $110 million in cash. The system includes a product pipeline from Mandan, North Dakota, to Minneapolis and terminals in Jamestown, North Dakota, and Moorhead, Sauk Centre and Roseville
(Twin Cities), Minnesota. The transaction will require regulatory approval and is expected to close in mid-October 2002. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current
Report on Form 8-K and is incorporated herein by reference.

         On August 26, 2002, Tesoro issued a second press release (the "Second
Press Release") announcing that Tesoro has reduced its refinery runs to about
85% of crude capacity. Expected crude throughput rates will range between 475,000 to 480,000 barrels per day for September 2002 and between 500,000 to 505,000 barrels per day for the third quarter of 2002. The foregoing is qualified by reference to the Second Press Release which is filed as Exhibit
99.2 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  99.1     Press Release issued on August 26, 2002 by Tesoro
                           Petroleum Corporation

                  99.2     Second Press Release issued on August 26, 2002 by
                           Tesoro Petroleum Corporation



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    September 3, 2002


                                             TESORO PETROLEUM CORPORATION




                                             By:     /s/ Gregory A. Wright
                                                --------------------------------
                                                       Gregory A. Wright
                                                     Senior Vice President
                                                  and Chief Financial Officer



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                                INDEX TO EXHIBITS

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
EXHIBIT NUMBER                     DESCRIPTION
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
     99.1          Press Release issued on August 26, 2002 by Tesoro Petroleum Corporation

     99.2          Second Press Release issued on August 26, 2002 by Tesoro Petroleum Corporation
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